Exhibit 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 19, 2004, accompanying the consolidated financial statements and schedule included in the Annual Report of Crimson Exploration Inc. on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Crimson Exploration Inc. on Form S-1 as amended (File No.333-116048).



/s/ WEAVER AND TIDWELL, L.L.P.
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Dallas, Texas
April 25, 2006